UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On January 5, 2010, EMRISE Corporation (the “Company”) received notice from the staff of NYSE Arca, Inc. (the “NYSE Arca”) that the Company was no longer in compliance with the minimum $1 per share price required for continued listing on the NYSE Arca under NYSE Arca Equities Rule 5.5(h)(4) (the “Notice”).  The Company issued a press release and filed a Current Report on Form 8-K on January 5, 2010 describing this notice.

On January 11, 2010, the Company notified the staff of NYSE Regulation of its intent to cure its share price deficiency, including specific steps that the Company planned to undertake to cure such deficiency (the “Actions”).  The Actions include selling certain assets and paying all outstanding obligations to its senior lender by the maturity date of June 30, 2010.

On March 1, 2010, NYSE Regulation concluded its evaluation of the Company and its planned actions.  Based on this evaluation, NYSE Regulation has accepted EMRISE’s request to conduct its planned actions to achieve compliance with NYSE Arca continued listing standards within the time period through approximately June 30, 2010 (the “Cure Period”).  The Company understands that the NYSE Regulation will conduct periodic compliance reviews prior to the expiration of the Cure Period to assess the Company’s ability to achieve compliance with the NYSE Arca’s continued listing standards.

The Company indicated to NYSE Regulation that it believes the share price will improve once its debt to its senior lender is paid in full and the Company can focus on operations.  In the event that a $1 price per share, or greater, of the Company’s common stock is not attained within the prescribed time period, the NYSE Arca is expected to commence suspension and delisting procedures.  There can be no assurance that the Company will be able to implement the planned actions within the prescribed time period or that implementation of the planned actions will have a positive effect on our stock price in a timely manner or at all.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated March 5, 2010 announcing acceptance by the NYSE Arca of EMRISE Corporation’s planned actions to achieve compliance with continued listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 5, 2010 announcing acceptance by the NYSE Arca of EMRISE Corporation’s planned actions to achieve compliance with continued listing standards.